Exhibit 10.51

AMENDMENT TO AGREEMENTS

WHEREAS, Mellon Financial Corporation, a Pennsylvania corporation (the “Company”) and Robert P. Kelly, an employee of the Company (the “Executive”) have previously entered into an agreement regarding Executive’s employment and the possibility of a change in control, dated as of February 13, 2006 (the “Change in Control Agreement”), that letter dated January 30, 2006 and executed January 31, 2006 (the “Employment Letter”) and various equity award agreements specified on Exhibit I hereto, dated as of the dates specified thereon (the “Equity Award Agreements” and, together with the Change in Control Agreement and the Employment Letter, the “Agreements”); and

WHEREAS, the parties desire to amend the Agreements in a manner which reflects the parties best efforts to comply with the provisions of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), for the benefit of the Executive, and to make certain other changes to the Agreements;

NOW THEREFORE, the Company and the Executive, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, agree as follows:

I. The Change in Control Agreement shall be amended as follows:

1. Solely with respect to the transactions contemplated by that Agreement and Plan of Merger by and between Mellon Financial Corporation and The Bank of New York Company, Inc. dated as of December 3, 2006, as may be amended from time to time, the second paragraph of the Good Reason definition, Section 1(f) of the Change in Control Agreement, which originally read as set forth below in italics, shall be and hereby is deleted in its entirety and shall have no further force and effect:

Notwithstanding anything herein to the contrary, termination of employment by Executive for any reason during the 30-day period commencing one (1) year after the date of a Change in Control shall constitute Good Reason.

2. Solely with respect to the transactions contemplated by that Agreement and Plan of Merger by and between Mellon Financial Corporation and The Bank of New York Company, Inc. dated as of December 3, 2006, as may be amended from time to time, the following new paragraph shall be added as a second paragraph of the Good Reason definition, Section 1(f) of the Change in Control Agreement:

1. Notwithstanding anything herein to the contrary, none of the following shall constitute Good Reason: (i) any change in duties and responsibilities (including reporting responsibilities), status, title, offices (including, if applicable, membership on the Board), associated with Executive’s initial position assumed in connection with the transactions contemplated by that Agreement and Plan of Merger by and between Mellon Financial Corporation and The Bank of New York Company, Inc. dated as of December 3, 2006, as may be amended from time to time (the “Initial Position” assumed in the “Transaction”); (ii) any failure to pay Executive an annual bonus in respect of the year in which such Change in Control occurs or any subsequent year in an amount greater than or equal to the annual bonus earned for the year prior to the year in which such Change in Control occurs; (iii) any requirement that Executive be based for his Initial Position anywhere more than fifty (50) miles from the office where Executive is located at the time of the Change in Control; (iv) any requirement that Executive travel on

Company business to an extent substantially greater than the travel obligations of Executive immediately prior to such Change in Control, specifically to the extent that Executive is required to be at the Company’s headquarters in New York, New York following the Transaction for three to five business days per week, allowing for business travel; or (v) any failure of the Company to continue in effect any employee benefit plan, compensation plan, welfare benefit plan or material fringe benefit plan in which Executive is participating immediately prior to such Change in Control or the taking of any action by the Company which would adversely affect Executive’s participation in or reduce Executive’s benefits under any such plan, provided that the Company evaluates and analyzes such plans following the Transaction with a view toward developing appropriate and effective compensation plans on a going forward non-discriminatory basis.

3. Solely with respect to the transactions contemplated by that Agreement and Plan of Merger by and between Mellon Financial Corporation and The Bank of New York Company, Inc. dated as of December 3, 2006, as may be amended from time to time, the following new subclause (vi) shall be added to the end of the Good Reason definition, Section 1(f) of the Change in Control Agreement:

;or (vi) the failure to appoint the Executive to the position of Chairman of The Bank of New York Mellon Corporation as successor to the Executive Chairman, effective on or before the 18 month anniversary of the Effective Time, as defined in that Agreement and Plan of Merger by and between Mellon Financial Corporation and The Bank of New York Company, Inc. dated as of December 3, 2006, or any such earlier dates as of which Mr. Thomas A. Renyi ceases for any reason to serve in the position of the Executive Chairman of the Board of Directors of The Bank of New York Mellon Corporation.

4. Section 4(a)(i) and (ii) of the Change in Control Agreement shall be amended to delete the phrase “within twenty (20) days following the Date of Termination” from the first sentence of each subsection, and the following paragraph shall be added to the end of Section 4(a):

The amounts set forth in Section 4(a)(i)(A) and (C) shall be payable on the first regularly scheduled payroll date following the Date of Termination. The amounts set forth in Section 4(a)(i)(B) shall be payable on the date set forth and in accordance with the terms of the plan under which the bonus is provided. The amounts set forth in Section 4(a)(ii) shall be payable upon the first day following the six-month anniversary of the Date of Termination.

5. The “provided, however” clause of the first sentence of Section 4(b) of the Change in Control Agreement shall be deleted and the following new sentence shall be inserted immediately after the first sentence:

To the extent any such benefits cannot be provided on a non-taxable basis to Executive and the provision thereof would cause any part of the benefits to be subject to additional taxes and interest under Section 409A of the Code, then the provision of such benefits shall be deferred until the first day following the six-month anniversary of the Date of Termination.

6. The following new sentences are added to the end of Section 7 of the Change in Control Agreement:

Such reasonable legal fees and expenses incurred by Executive within the first six months following the Date of Termination shall be reimbursed by the Company on the first day following the six-month anniversary of Executive’s separation from service. Expenses incurred thereafter shall be reimbursed on a monthly basis for expenses incurred in the preceding month by the Company in accordance with the Company’s expense policies applicable to employees.

7. As contemplated by Section 9(a) of the Change in Control Agreement, following consummation of the transactions contemplated by that Agreement and Plan of Merger by and between Mellon Financial Corporation and The Bank of New York Company, Inc. dated as of December 3, 2006, as may be amended from time to time, all references to “Company” within the Change in Control Agreement shall be deemed to refer to The Bank of New York Mellon Corporation.

8. Any “separation from service” within the Change in Control Agreement shall be construed consistent with Section 409A of the Code and the regulations thereunder. The term “termination” or phrase “Date of Termination”, when used within the Change in Control Agreement in the context of a condition to, or timing of, payment shall be interpreted to mean a “separation from service” as that term is used in Section 409A of the Code.

9. Except as provided in this amendment, the Change in Control Agreement is, in all other respects, unchanged and is and shall continue to be in full force and effect, and applicable to successive Change in Control transactions following the Transaction, and is hereby in all respects ratified and confirmed.

II. The Employment Letter shall be amended as follows:

Solely with respect to the transactions contemplated by that Agreement and Plan of Merger by and between Mellon Financial Corporation and The Bank of New York Company, Inc. dated as of December 3, 2006, as may be amended from time to time:

1. Notwithstanding anything in the Employment Letter to the contrary, none of the following shall constitute Constructive Discharge: (i) any change in duties and responsibilities (including reporting responsibilities), status, title, offices (including, if applicable, membership on the Board), associated with Executive’s initial position assumed in connection with the transactions contemplated by that Agreement and Plan of Merger by and between Mellon Financial Corporation and The Bank of New York Company, Inc. dated as of December 3, 2006, as may be amended from time to time (the “Initial Position” assumed in the “Transaction”); (ii) any failure to pay Executive an annual bonus in respect of the year in which such Change in Control occurs or any subsequent year in an amount greater than or equal to the annual bonus earned for the year prior to the year in which such Change in Control occurs; (iii) any requirement that Executive be based for his Initial Position anywhere more than fifty (50) miles from the office where Executive is located at the time of the Change in Control; (iv) any requirement that Executive travel on Company business to an extent substantially greater than the travel obligations of Executive immediately prior to such Change in Control, specifically to the extent that Executive is required to be at the Company’s headquarters in New York, New York following the Transaction for three to five business days per week, allowing for business travel; or (v) any failure of the Company to continue in effect any employee benefit plan, compensation plan, welfare benefit plan or material fringe benefit plan in which Executive is participating immediately prior to such Change in Control or the taking of any action by the Company which would adversely affect Executive’s participation in or reduce Executive’s benefits under any such plan, provided that the Company evaluates and analyzes such plans following the Transaction with a view toward developing appropriate and effective compensation plans on a going forward non-discriminatory basis.

2. Section 5 of Exhibit A of the Employment Letter, which originally read as set forth below in italics and which, inter alia, provided for automatic vesting of the Supplemental Retirement Benefit upon a Change in Control, shall be and hereby is deleted in its entirety and shall have no further force and effect:

Supplemental Retirement Benefit. The Executive will be entitled to receive a monthly Supplemental Retirement Benefit (the “Supplemental Retirement Benefit”) commencing on the first day of the month coincident with or following the later of the Executive’s termination of employment or attainment of age 60 and continuing for the remainder of his life. Unless otherwise elected by the Executive, the Supplemental Retirement Benefit shall be payable in the form of a 50% joint and survivor annuity which shall be unreduced for the actuarial value of the survivor’s benefit. If the Executive’s spouse at the time of his death is not more than four years younger than the Executive, the survivor benefit shall be equal to 50% of the Executive’s benefit and shall be payable to his spouse for the remainder of the spouse’s life. If the Executive’s spouse at the time of his death is more than four years younger than the Executive, the benefit payable to the spouse shall be reduced to a benefit having the same actuarial value as the benefit that would have been payable had the spouse been four years younger than the Executive. The Executive shall also have the right to elect a 100% joint and survivor annuity, on an actuarially-reduced basis or a lump-sum payment, on an actuarially-reduced basis (if the Executive makes a timely lump-sum election which avoids constructive receipt and the imposition of additional taxes under Section 409A of the Internal Revenue Code), or any other form of payment available or provided under the “Supplemental Plans” defined below. Actuarial reductions shall be based on the actual ages of the Executive and his spouse at the time of retirement. If the Executive is not married at the time of his retirement, actuarial adjustments shall be made as if the Executive had a spouse with the same date of birth as the Executive. In the event that the Executive elects a form of payment other than the automatic 50% joint and survivor annuity or other than a lump sum payment, and remarries subsequent to retirement, the benefits payable under this Section shall be actuarially adjusted at the time of the Executive’s death to reflect the age of the subsequent spouse. If the Executive elects a lump sum payment at retirement, no further benefits will be payable under this Section.

The amount of the monthly retirement benefit as an unreduced 50% joint and survivor annuity shall be equal to the product of (A) the “Service Percentage” multiplied by (B) the Executive’s “Final Average Compensation,” with such product reduced by (C) the total monthly amount of benefits (measured for purposes of this offset as if the Executive elected a 50% joint and survivor annuity payable as of the date benefits commence under this Agreement) provided to or in respect of the Executive under all tax-qualified retirement plans and related excess benefit and other benefit restoration plans maintained by the Company or the Bank for the Executive, including the Mellon Bank Benefit Restoration Plan and the Mellon Bank IRC Section 401(a)(17) Plan (the “Supplemental Plans”) and benefits paid pursuant to Section 4.7 of the Mellon Financial Corporation Elective Deferred Compensation Plan for Senior Officers, but not including payments of any compensation previously deferred under any deferred compensation plan of the Company or the Bank, or interest thereon, or payments from the Mellon Financial Corporation 401(k) Retirement Savings Plan.

The Executive shall be fully vested in the Supplemental Retirement Benefit provided herein after five full years of vesting service with the Company (taking into account the additional service credit provided in 2(a) above. The Executive will also be fully vested in the Supplemental Retirement Benefit upon a Change in Control, as defined in the Company’s Change in Control Agreements. If the Executive is terminated prior to such time for any reason other than Death or Retirement (as defined in the Company’s tax qualified retirement plan), he shall forfeit his right to receive the Supplemental Retirement Benefit.

The Executive shall elect the form of payment of his Supplemental Retirement Benefit at the same time and subject to the same provisions (including timing requirements and all reductions and/or penalties for late elections) as provided under the Supplemental Plans. In the event that the Executive elects a form of payment of his Supplemental Retirement Benefits which provides for payments to continue after his death and the Executive dies without having received all payments of Supplemental Retirement Benefits that may be payable hereunder, then the unpaid balance of such benefits shall be paid in accordance with the form of payment elected by the Executive. Any such remaining payments shall be made to the Executive’s beneficiary provided under the Supplemental Plans, subject to any contrary written instructions from the Executive designating a different beneficiary for such payments.

The Executive may also elect, upon not less than 12 months’ advance written notice, to have the payment of the Supplemental Retirement Benefit commence on the first day of any month coincident with or after the later of his termination of employment or attainment of age 55. In this event, the Supplemental Retirement Benefits will be subject to an early payment reduction amount equal to 0.5% per month (6% per annum) for each month that payments commence before attainment of age 60. In the event of such retirement, the Term and the Company’s obligations to make payments under Section 4 above shall cease as of the retirement date.

The Executive may also elect, upon not less than 12 months’ advance written notice prior to the commencement of Supplemental Retirement Benefit payments, to have the lump sum value of the Supplemental Retirement Benefit to which the Executive would otherwise be entitled applied to the purchase of a single premium annuity in a form and from an issuer selected or concurred in by the Executive. In the event of such an election by the Executive, the sole responsibilities of the Company shall be to apply the amount of the lump sum value of the Supplemental Retirement Benefit to the purchase of the annuity selected or concurred in by the Executive and the distribution of such annuity to the Executive. Thereafter, the Executive shall look solely to the issuer of the annuity for payment on account of or in connection with the Supplemental Retirement Benefit and agrees that the Company and its affiliates, and each of their officers, directors and employees, shall have no further liability in respect of the Supplemental Retirement Benefit or by reason of the application of the lump sum value as elected by the Executive or the selection of the form or issuer of the annuity.

Notwithstanding the foregoing, in no event shall the Executive receive any payments under this provision or be deemed to be retired from the Company while the Executive is entitled to separation payments because his employment was terminated without Cause or as a result of Constructive Discharge or due to disability (the “Continuing Payments”).

For purposes of this Supplemental Retirement Benefit:

(i) “Service Percentage” means 2% for each full or partial year of the Executive’s employment with the Company (plus the Executive’s full or partial years of employment with Wachovia Corporation) commencing on the first date of the Executive’s employment with the Company and ending as of the date his active employment with the Company terminates, plus 2% for each full year, if any, that the Executive receives Continuing Payments (with such percentage pro-rated for the partial contract year in which such final termination of the Executive’s employment occurs or in which such final payments under Paragraph 6(a) or 6(b) hereof are made, whichever shall be applicable).

(ii) Final Average Compensation” means one-twelfth (1/12th) of the sum of the Executive’s Base Salary paid and the Cash Bonus Amount of any bonus award earned for the calendar year within the final three (3) full calendar years of the Executive’s employment by the Company which produces the highest amount. For purposes of determining Final Average Compensation (A) Bonus Plan awards shall be attributed to the calendar year in which earned, whether paid in that calendar year or the year following or deferred and (B) any portion of the Executive’s Base Salary and bonus award which is deferred by the Executive under agreements with the Company or under any Company employee benefit plan shall be included for purposes of determining Final Average Compensation.

In the event the Executive’s termination of employment is due to death prior to the commencement of the payment of Supplemental Retirement Benefits under this Section 8, and he shall be survived by a spouse, entitlement to Supplemental Retirement Benefits will become fully vested and such spouse shall be entitled to receive a pre-retirement death benefit, payable in the form of a lifetime annuity, equal to the benefit that would have been payable had he retired immediately prior to death and elected a 50% joint and survivor annuity, but without any early payment reductions applicable for payments prior to age 60. If the Executive’s spouse at the time of his death is more than four years younger than the Executive, the benefit payable to the survivor shall be reduced to a benefit having the same actuarial value as the benefit that would have been payable had the spouse been four years younger than the Executive.

The Executive’s entitlement to Supplemental Retirement Benefits shall survive the termination of his employment for reasons other than Cause or as a result of Constructive Discharge, but only to the extent he is vested as provided above.

3. The following new Section 5 of Exhibit A of the Employment Letter, which does not provide for vesting of the Supplemental Retirement Benefit upon a Change in Control, shall be added in place of the section deleted. For sake of convenience, additions are shown in bold type, but deletions are not shown.

Supplemental Retirement Benefit. The Executive will be entitled to receive a monthly Supplemental Retirement Benefit (the “Supplemental Retirement Benefit”) commencing on the first day of the month coincident with or following the later of the Executive’s termination of employment or attainment of age 60 and continuing for the remainder of his life. Unless otherwise elected by the Executive as provided herein, the Supplemental Retirement Benefit shall be payable in the form of a 50% joint and survivor annuity which shall be unreduced for the actuarial value of the survivor’s benefit. If the Executive’s spouse at the time of his death is not more than four years younger than the Executive, the survivor benefit shall be equal to 50% of the Executive’s benefit and shall be payable to his spouse for the remainder of the spouse’s life. If the Executive’s spouse at the time of his death is more than four years younger than the Executive, the benefit payable to the spouse shall be reduced to a benefit having the same actuarial value as the benefit that would have been payable had the spouse been four years younger than the Executive. The Executive shall also have the right to elect on or before December 31, 2007 a 100% joint and survivor annuity, on an actuarially-reduced basis or a lump-sum payment, on an actuarially-reduced basis (if the Executive makes a timely lump-sum election which avoids constructive receipt and the imposition of additional taxes under Section 409A of the Internal Revenue Code), or any other form of payment available or provided under the “Supplemental Plans” defined below. Actuarial reductions shall be based on the actual ages of the Executive and his spouse at the time of retirement. If the Executive is not married at the time of his retirement, actuarial adjustments shall be made as if the Executive had a spouse with the same date of birth as the Executive. In the event that the Executive elects a form of payment other than the automatic 50% joint and survivor annuity or other than a lump sum payment, and remarries subsequent to retirement, the benefits payable under this Section shall be actuarially adjusted at the time of the Executive’s death to reflect the age of the subsequent spouse. If the Executive elects a lump sum payment at retirement, no further benefits will be payable under this Section.

The amount of the monthly retirement benefit as an unreduced 50% joint and survivor annuity shall be equal to the product of (A) the “Service Percentage” multiplied by (B) the Executive’s “Final Average Compensation,” with such product reduced by (C) the total monthly amount of benefits (measured for purposes of this offset as if the Executive elected a 50% joint and survivor annuity payable as of the date benefits commence under this Agreement) provided to or in respect of the Executive under all tax-qualified retirement plans and related excess benefit and other benefit restoration plans maintained by the Company or the Bank for the Executive, including the Mellon Bank Benefit Restoration Plan and the Mellon Bank IRC Section 401(a)(17) Plan (the “Supplemental Plans”) and benefits paid pursuant to Section 4.7 of the Mellon Financial Corporation Elective Deferred Compensation Plan for Senior Officers, but not including payments of any compensation previously deferred under any deferred compensation plan of the Company or the Bank, or interest thereon, or payments from the Mellon Financial Corporation 401(k) Retirement Savings Plan.

The Executive shall be fully vested in the Supplemental Retirement Benefit provided herein after five full years of vesting service with the Company (taking into account the additional service credit provided in 2(a) above. The Executive will also be fully vested in the Supplemental Retirement Benefit upon a termination by the Corporation other than for Cause or Constructive Discharge. If the Executive is terminated prior to such time for any reason other than Death, Retirement (as defined in the Company’s tax qualified retirement plan), termination by the Corporation other than for Cause or Constructive Discharge, he shall forfeit his right to receive the Supplemental Retirement Benefit.

The Executive shall elect, on or before December 31, 2007, the form of payment of his Supplemental Retirement Benefit; provided, however, that no such amounts so elected may be received in 2007. In the event that the Executive elects a form of payment of his Supplemental Retirement Benefits which provides for payments to continue after his death and the Executive dies without having received all payments of Supplemental Retirement Benefits that may be payable hereunder, then the unpaid balance of such benefits shall be paid in accordance with the form of payment elected by the Executive. Any such remaining payments shall be made to the Executive’s beneficiary provided under the Supplemental Plans, subject to any contrary written instructions from the Executive designating a different beneficiary for such payments.

The Executive may also elect, on or before December 31, 2007, and upon not less than 12 months’ advance written notice prior to the commencement of Supplemental Retirement Benefit payments, to have the lump sum value of the Supplemental Retirement Benefit to which the Executive would otherwise be entitled applied to the purchase of a single premium annuity in a form and from an issuer selected or concurred in by the Executive. In the event of such an election by the Executive, the sole responsibilities of the Company shall be to apply the amount of the lump sum value of the Supplemental Retirement Benefit to the purchase of the annuity selected or concurred in by the Executive and the distribution of such annuity to the Executive. Thereafter, the Executive shall look solely to the issuer of the annuity for payment on account of or in connection with the Supplemental Retirement Benefit and agrees that the Company and its affiliates, and each of their officers, directors and employees, shall have no further liability in respect of the Supplemental Retirement Benefit or by reason of the application of the lump sum value as elected by the Executive or the selection of the form or issuer of the annuity.

Notwithstanding the foregoing, in no event shall the Executive receive any payments under this provision or be deemed to be retired from the Company while the Executive is entitled to separation payments because his employment was terminated without Cause or as a result of Constructive Discharge or due to disability (the “Continuing Payments”).

For purposes of this Supplemental Retirement Benefit:

(i) “Service Percentage” means 2% for each full year of the Executive’s employment with the Company (plus the Executive’s full or partial years of employment with Wachovia Corporation) commencing on the first date of the Executive’s employment with the Company and ending as of the later of (i) the date his active employment with the Company terminates, or (ii) the last date during any period for which the Executive receives Continuing Payments, plus 2% for each full year, if any, that the Executive receives Continuing Payments (with such percentage pro-rated for the partial contract year in which such final termination of the Executive’s employment occurs or in which such final payments under Paragraph 6(a) or 6(b) hereof are made, whichever shall be applicable); plus 2% for either the partial year in which such final termination of the Executive’s employment occurs or the partial year in which such final Continuing Payments are made, whichever shall be applicable (with such 2% pro-rated for such partial year).

(ii) Final Average Compensation” means one-twelfth (1/12th) of the sum of the Executive’s Base Salary paid and the Cash Bonus Amount of any bonus award earned for the calendar year within the final three (3) full calendar years of the Executive’s employment by the Company which produces the highest amount. For purposes of determining Final Average Compensation (A) Bonus Plan awards shall be attributed to the calendar year in which earned, whether paid in that calendar year or the year following or deferred and (B) any portion of the Executive’s Base Salary and bonus award which is deferred by the Executive under agreements with the Company or under any Company employee benefit plan shall be included for purposes of determining Final Average Compensation.

In the event the Executive’s termination of employment is due to death prior to the commencement of the payment of Supplemental Retirement Benefits under this Exhibit A, and he shall be survived by a spouse, entitlement to Supplemental Retirement Benefits will become fully vested and such spouse shall be entitled to receive a pre-retirement death benefit, payable in the form of a lifetime annuity, equal to the benefit that would have been payable had he retired immediately prior to death and elected a 50% joint and survivor annuity, but without any early payment reductions applicable for payments prior to age 60. If the Executive’s spouse at the time of his death is more than four years younger than the Executive, the benefit payable to the survivor shall be reduced to a benefit having the same actuarial value as the benefit that would have been payable had the spouse been four years younger than the Executive.

The Executive’s entitlement to Supplemental Retirement Benefits shall survive the termination of his employment for reasons other than Cause or as a result of Constructive Discharge, but only to the extent he is vested as provided above.

4. Except as provided in this amendment, the Employment Letter is, in all other respects, unchanged and is and shall continue to be in full force and effect, and applicable to successive Change in Control transactions following the Transaction, and is hereby in all respects ratified and confirmed.

III. The Equity Award Agreement enumerated as # 1 on Exhibit I shall be amended as follows:

Solely with respect to the transactions (collectively, the “Transaction”) contemplated by that Agreement and Plan of Merger by and between Mellon Financial Corporation and The Bank of New York Company, Inc. dated as of December 3, 2006, as may be amended from time to time:

1. Section 3.6 of such Equity Award Agreements, which originally read as set forth below in italics, shall be and hereby is deleted in its entirety and shall have no further force and effect:

Notwithstanding any other provision hereof, this Option shall become fully exercisable immediately and automatically upon the occurrence of a Change in Control Event, as defined in the Plan.

2. Except as provided in this amendment, such enumerated Equity Award Agreement is, in all other respects, unchanged and is and shall continue to be in full force and effect, and applicable to successive Change in Control transactions following the Transaction, and is hereby in all respects ratified and confirmed.

IV. The Equity Award Agreements enumerated as # 2 and # 3 on Exhibit I shall be amended as follows:

Solely with respect to the transactions (collectively, the “Transaction”) contemplated by that Agreement and Plan of Merger by and between Mellon Financial Corporation and The Bank of New York Company, Inc. dated as of December 3, 2006, as may be amended from time to time:

1. Section 3.3, which originally read as set forth below in italics, shall be and hereby is deleted in its entirety and shall have no further force and effect:

Notwithstanding Section 3.1 hereof, the restrictions on Disposition of the Stock set forth in Section 2.1 hereof shall lapse immediately upon the occurrence of a “Change in Control Event”, as defined in Section 2.4 of the Plan.

2. Except as provided in this amendment, such enumerated Equity Award Agreements are, in all other respects, unchanged and are and shall continue to be in full force and effect, and applicable to successive Change in Control transactions following the Transaction, and are hereby in all respects ratified and confirmed.

IN WITNESS WHEREOF, the parties have executed this amendment, in duplicate, on the dates set forth below.

Mellon Financial Corporation

By:	/s/ Ira Gumberg	12/22/06

Name:		Date Signed
Title:	Chairman, Compensation and Management Succession Committee Board of Mellon Financial Corporation

Executive

/s/ R. P. Kelly		12/22/06

Robert P. Kelly		Date Signed

EXHIBIT I

Equity Award Agreements

Agreement Number	Type	Grant Date

#1	NQ Stock Option	2/13/06
#2	Restricted Stock	2/13/06
#3	Restricted Stock	2/13/06